SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the
     Commission Only (as permitted by Rule 14a-6(e)(2))
[x ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                    Culp,Inc
                  (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x ] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as  provided  by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

                                    (LOGO)
                                     CULP


                              101 South Main Street
                              Post Office Box 2686
                      High Point, North Carolina 27261-2686
                            Telephone: (336) 889-5161

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               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                               September 25, 2001

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TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Culp, Inc. (the "company") will be held at the Radisson Hotel, 135 South Main Street, High Point, North Carolina on Tuesday, September 25, 2001 at 9:00 a.m. local time, for the purpose of considering and acting on the following matters:

      (1) To adopt a resolution fixing the number of directors constituting the entire board at nine (9);

      (2)  To elect three (3) directors;

      (3) To ratify the appointment of KPMG LLP as the independent auditors of the company for the current fiscal year; and

      (4) To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

      Only shareholders of record as of the close of business on July 23, 2001 are entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof.

      Whether or not you expect to be present at the Annual Meeting, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope. If you attend the meeting, your proxy will be returned to you upon request.

      The Proxy Statement accompanying this notice sets forth further information concerning the items listed above and the use of the enclosed proxy. You are urged to study this information carefully.

      The Annual Report of the company also accompanies this notice.

                               By Order of the Board of Directors,

                                 /s/Kathy J. Hardy
                                    --------------
                                    KATHY J. HARDY
                                    Corporate Secretary

August 20, 2001

                                (LOGO)
                                 CULP


                           Proxy Statement
                           ---------------


                            INTRODUCTION

      This Proxy Statement is furnished to the shareholders of Culp, Inc. (hereinafter sometimes referred to as the "company") by the company's Board of Directors in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the company to be held on Tuesday, September 25, 2001, at 9:00 a.m. at the Radisson Hotel, 135 South Main Street, High Point, North Carolina, and at any adjournment or adjournments thereof. Action will be taken at the Annual Meeting on the items described in the proxy statement, and on any other business that properly comes before the meeting.

      This Proxy Statement and accompanying form of proxy are first being mailed to shareholders on or about August 20, 2001.

      Whether or not you expect to attend the Annual Meeting, please complete, date and sign the accompanying form of proxy and return it promptly to ensure that your shares are voted at the meeting. Any shareholder giving a proxy may revoke it at any time before a vote is taken: (i) by duly executing a proxy bearing a later date; (ii) by executing a notice of revocation in a written instrument filed with the secretary of the company; or (iii) by appearing at the meeting and notifying the secretary of the intention to vote in person. Unless a contrary choice is specified, all shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted for the adoption of the resolution fixing the number of directors at nine (9), for the election of the three (3)
directors named as nominees in this Proxy Statement, and for the ratification of the appointment of KPMG LLP as the independent auditors of the company for the current fiscal year. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting. Unless otherwise stated herein, each matter submitted to the shareholders will be approved if more votes are cast in favor of the proposal than the votes cast against the proposal. A shareholder abstaining from the vote on a proposal and any broker non-votes will be counted as present for purposes of determining whether a quorum is present, but will be counted as not having voted on the proposal in question. This means that in cases where a majority of the shares represented is required to approve a proposal, an abstention will have the effect of a vote against the proposal in question.

      The  company  will bear the entire  cost of  preparing  this Proxy
Statement and of soliciting proxies. Proxies may be solicited by employees of the company, either personally, by special letter, or by telephone. The company also will request brokers and others to send solicitation material to beneficial owners of the company's stock and will reimburse them for this purpose upon request.

                 PRINCIPAL HOLDERS OF VOTING SECURITIES

      Only shareholders of record at the close of business on July 23, 2001 will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. The number of outstanding shares entitled to vote at the meeting is 11,221,158.

      The  following  table  lists  the  beneficial   ownership  of  the
company's  common  stock  ("Common  Stock")  with  respect  to: (i) each person  known by the  company  to be the  beneficial  owner of more than five percent of such Common  Stock,  as shown on the last public  filing made by each such person,  and (ii) all  executive  officers,  directors and  nominees  of the company as a group,  a total of 11 persons,  as of
July 23, 2001.
                                                Number of Shares     Percent of
  Title of     Name and Address of                Beneficially      Outstanding
   Class        Beneficial Owner                   Owned      (1)      Shares
-----------    -------------------              ----------------    -----------
Common Stock,   Robert G. Culp, III                 3,039,283 (2)        26.7%
par value,      903 Forrest Hill Drive
$.05 per share  High Point, NC 27262

                Winsal & Company                    2,408,750 (3)        21.5%
                c/o First Union Corporation
                401 S. Tryon Street
                Fiduciary Operations NC1151
                Charlotte, NC 28288-1151

                Dimensional Fund Advisors Inc.        986,140 (4)         8.8%
                Ocean Avenue, 11th Floor
                Santa Monica, CA 90401

                T. Rowe Price Associates, Inc.      1,026,900 (5)         9.2%
                100 East Pratt Street
                Baltimore, Maryland 21289-1009

               U. S. Bancorp                          562,635 (6)         5.0%
               601 2nd Avenue, South
               Minneapolis, Minnesota 55402-4302

               George McFadden                        998,800 (7)         8.9%
               745 Fifth Avenue
               Suite 1400
               New York, NY 10151

               All executive officers, directors    3,722,103 (8)        32.0%
               and nominees as a group (11 persons)


(1)  References  in  this proxy  statement  to  immediately  exercisable
     options  refer  to  options  that  are  currently   exercisable  or
     exercisable within 60 days.

(2) These shares include all of the shares listed below that also are beneficially owned in the name of Winsal & Company as trustee of the Robert G. Culp, Jr. Family Trust, all of which shares Robert
     G. Culp, III has the right to vote and jointly (with Winsal & Company) has the right to invest. (See Note (3) below); also includes 63,338 shares held of record by Susan B. Culp, the wife of Mr. Culp, the beneficial ownership of which shares Mr. Culp disclaims, 7,698 shares owned by Mr. Culp's wife as custodian for his daughter, the beneficial ownership of which shares Mr. Culp disclaims, and includes 170,500 shares subject to options owned by Mr. Culp that are immediately exercisable.

(3) All of these shares also are included in the shares listed above for Robert G. Culp, III (See Note (2) above). Includes 709,375 shares held of record by Winsal & Company for the benefit of Judith
     C. Walker, sister of Robert G. Culp, III; 505,000 shares held of record by Winsal & Company for the benefit of Harry R. Culp, brother of Robert G. Culp, III; and 1,194,375 shares held of record by Winsal & Company for the benefit of Robert G. Culp, III, all of which shares Robert G. Culp, III has the right to vote and jointly (with Winsal & Company) has the right to invest.

(4) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed both voting and investment power over 986,140 shares of the company's stock as of June 30, 2001. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

(5) These securities are owned by various individual and institutional investors as of March 31, 2001, including T. Rowe Price Small Cap Value Fund, which owns 600,000 shares, representing 5.3% of the shares outstanding, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6) As of March 31, 2001, these shares are owned by various trust accounts established for individuals for whom one or more affiliated banks of U.S. Bancorp serve as trustee with power to direct investments and/or sole power to vote the shares. For purposes of reporting requirements of the Securities Exchange Act of 1934, U. S. Bancorp is deemed to be the beneficial owner of such shares; however, U.S. Bancorp disclaims beneficial ownership of all such shares.

(7) Based solely upon information obtained from a Schedule 13D/A filed with the Securities and Exchange Commission on February 9, 2001. Mr. McFadden has the sole power to vote or to direct the vote of, and sole power to dispose of or direct the disposition of, 305,050 shares. Mr. McFadden shares the power to vote or direct the vote of, or the power to dispose or direct the disposition of, a further 693,750 shares as follows. Mr. McFadden serves as co-trustee of a trust under the will of Alexander B. McFadden, deceased, which holds 257,150 shares. Mr. McFadden also serves as co-trustee of a trust dated September 22, 1971 for the benefit of Elizabeth Cutting McFadden which holds 129,150 shares. Mr.
     McFadden's wife, Carol O. McFadden, holds 49,150 shares. Mr. McFadden has been granted the power to vote, or direct the vote, and the power to dispose, or direct the disposition of, 129,150 shares held by his brother John H. McFadden and 129,150 shares held by his former wife Lesley Taylor. Mr. McFadden disclaims beneficial ownership of all shares reported herein other than those which he owns directly and those held by the trust under the will of Alexander B. McFadden, deceased, of which he is beneficiary.

(8) Includes 424,750 shares subject to options owned by certain officers and directors that are immediately exercisable.

      PROPOSAL 1: PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT NINE

     The  company's   bylaws   provide  that  the  number  of  directors
constituting the Board of Directors shall be not less than nine nor more than fifteen, as determined from time to time by a vote of the shareholders. The shareholders fixed the number of directors at ten at the company's Annual Meeting held September 28, 1993, and at the same time directors were elected to bring the number of directors on the board to ten. However, as a result of resignations over several recent years, the board has operated with nine members and one vacancy. More recently, due to the resignation of a director on May 31, 2001, the number of directors has been reduced to eight. As noted above, the company's bylaws provide that the number of directors constituting the full board shall not be less than nine. The Board of Directors believes it is desirable (and the bylaws provide) for the company to operate with a board of at least nine members divided into three classes that serve a term of three years each. North Carolina law and New York Stock Exchange rules require that a board that consists of three classes of directors having three-year terms must be composed of at least nine members, and the board has found that it has been able to operate effectively with nine directors. For these reasons, the board proposes that the shareholders set the number of directors at nine, a reduction from the current number of ten. The Board of Directors proposes that the following resolution be adopted by the shareholders:

          RESOLVED, that the number of directors constituting the entire board of directors of Culp, Inc. be fixed at nine (9).

The board recognizes that fixing the number of directors at nine will result in one vacancy on the board if all of the current directors continue on the board (including the three nominees being proposed for re-election at the Annual Meeting). It is anticipated that the vacancy will be filled by the board as soon as a desirable candidate is selected and qualified (see Proposal 2 below).

                   PROPOSAL 2: ELECTION OF DIRECTORS

      Assuming that the resolution described above is approved by the shareholders, the number of directors constituting the board will be fixed at nine.

     The company's bylaws provide that the Board of Directors shall be divided into three classes of directors with staggered three-year terms, so that one class or approximately one-third of the Board of Directors will be elected every year. At the Annual Meeting the shareholders will be asked to elect three directors. The three directors whose terms expire at the 2001 Meeting of Shareholders (Howard L. Dunn, Jr., H. Bruce English, and Earl N. Phillips, Jr.) have been nominated for re-election.

     Due to the recent (May 31, 2001) resignation of a director, there is a vacancy on the board in the class of directors whose terms expire in 2002. The company expects to identify a candidate to fill this vacancy, but has not been able to do so in time to include that candidate as a nominee for election by the shareholders at the 2001 Annual Meeting. Accordingly, only the three nominees listed above are proposed for election at the Annual Meeting of Shareholders. The company is currently considering a number of potential candidates to fill the remaining vacancy on the board, and it is likely that a candidate will be selected and qualified before the time of the 2002 Annual Meeting. In that case, the company's bylaws provide that the vacancy on the board may be filled by the members of the Board of Directors until the next annual meeting of shareholders. If the board acts to fill the vacancy, it is expected that the new director selected (or another candidate) would be nominated for election by the shareholders to a full three-year term on the board at the following annual meeting of shareholders.

     In the absence of specifications to the contrary, proxies will be voted for the election of each of the three (3) nominees listed in the table below, and an equal number of votes will be cast for each nominee. In no case will proxies be voted for more than three nominees. The persons who receive the highest number of votes for election at the Annual Meeting will be elected as directors. If, at or before the time of the meeting, any of the nominees becomes unavailable for any reason, the proxy holders have the discretion to vote for a substitute nominee or nominees. The board currently knows of no reason why any of the nominees listed below is likely to become unavailable.

               NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the three (3) nominees for election to the Board of Directors, and the other directors and executive officers of the company:

                                                                                    Shares and Percent
                                                              Year       Year       of Common Stock
                                                              Became     Term       Beneficially Owned
Name and Age                  Position with Company (1)       Director   Expires    As of July 23, 2001    Notes
-------------                 -------------------------       --------   -------    -------------------    -----
Nominees
--------
Howard L. Dunn, Jr., 63       President and Chief Operating    1972       2001            362,870          (6)
                              Officer;  Director                                            3.2%

H. Bruce English, 67          Director                         2000       2001              6,875          (2)(13)


Earl N. Phillips, Jr., 61     Director                         1992       2001             37,100          (2)(7)


Directors and
-------------
Executive Officers
------------------
Robert G. Culp, III, 54       Chairman of the Board and        1972       2003          3,039,283          (3)
                              Chief Executive Officer;                                     26.7%
                              Director

Patrick B. Flavin, 54         Director                         1999       2003             69,675          (2)(4)


Patrick H. Norton,  79        Director                         1987       2003             64,841          (2)(5)


Franklin  N. Saxon, 49       Executive Vice President,         1987       2002             43,416          (2)(8)
                             Chief Financial Officer, and
                             President, Culp Velvets/Prints
                             Division; Director

Judith C. Walker, 58         Director                          1999       2002              9,375          (2)(9)


Kenneth  M. Ludwig, 48       Senior Vice President,             N/A        N/A             53,915          (2)(10)
                             Human Resources,and
                             Assistant Secretary

Rodney A. Smith, 53          Senior Vice President and          N/A        N/A             16,660          (2)(11)
                             President,Culp Yarn Division


Phillip W. Wilson, 45        Vice President, Finance            N/A        N/A             18,093          (2)(12)
                             And Treasurer

(1) Officers of the company are elected by the Board of Directors each year. The present officers were elected by the board on June 12, 2001.

(2)   Less than one percent (1%).

(3) Includes 2,408,750 shares held of record by Winsal & Company for the benefit of Robert G. Culp, III, Judith C. Walker and Harry R. Culp, all of which shares Robert G. Culp, III has the right to vote and jointly (with Winsal & Company) has the right to invest; includes 63,338 shares held of record by Susan B. Culp, wife of Robert G. Culp, III, the beneficial ownership of which shares Mr. Culp, III disclaims, 7,698 shares owned by Mr. Culp's wife as custodian for his daughter, the beneficial ownership of which shares Mr. Culp disclaims, and 170,500 shares subject to options owned by Mr. Culp that are immediately exercisable.

(4) Includes 58,600 shares held by Flavin, Blake Investors, L.P., a partnership in which Mr. Flavin is a partner, and in an account that is managed by Flavin, Blake & Co., L.P., an investment manager of which Mr. Flavin is a principal, under an arrangement that provides compensation directly or indirectly to Mr. Flavin based in whole or in part upon the performance of the investment, as to which shares Mr. Flavin disclaims beneficial ownership. Includes 7,400 shares held in an account that is managed by Flavin, Blake & Co., L.P., an investment manager of which Mr. Flavin is a principal under an arrangement that provides compensation directly or indirectly to Mr. Flavin based in whole or in part upon the performance of the investment, as to which shares Mr. Flavin disclaims beneficial ownership. Also includes 1,875 shares subject to options owned by Mr. Flavin that are immediately exercisable.

(5) Includes 5,000 shares owned by the Estate of LaVerne Norton, deceased wife of Mr. Norton, and 15,000 shares subject to options owned by Mr. Norton that are immediately exercisable.

(6) Includes 68,125 shares owned by Patricia Dunn, wife of Mr. Dunn, 92,625 shares subject to options owned by Mr. Dunn that are immediately exercisable, and approximately 13,123 shares owned through the company's 401(k) plan.

(7)   Includes  100  shares  owned  by  Sally  Phillips,   wife  of  Mr.
      Phillips, and 15,000 shares subject to options owned by Mr. Phillips that are immediately exercisable.

(8) Includes 43,000 shares subject to options owned by Mr. Saxon that are immediately exercisable.

(9) Includes 9,375 shares subject to options owned by Ms. Walker that are immediately exercisable.

(10) Includes 45,500 shares subject to options owned by Mr. Ludwig that are immediately exercisable, and approximately 8,415 shares owned through the company's 401(k) plan.

(11) Includes 15,000 shares subject to options owned by Mr. Smith that are immediately exercisable, and approximately 1,660 shares owned by Mr. Smith through the company's 401(k) plan.

(12)  Includes 15,000 shares subject to options owned by Mr. Wilson that
      are immediately exercisable,   and  approximately    1,593  shares
      owned by Mr. Wilson through the company's 401(k) plan.

(13) Includes 1,875 shares subject to options owned by Mr. English that are immediately exercisable.

Nominees:

      HOWARD L. DUNN, JR. is one of the founders of the company and served as vice president of manufacturing and product development from 1972 until 1988, when the board elected Mr. Dunn executive vice president. The board elected Mr. Dunn president and chief operating officer in 1993.

      H. BRUCE ENGLISH was employed by the Monsanto Company, a highly diversified manufacturer of chemicals and other products, for forty years until his retirement in early 1997. During his service, he worked in various divisions and capacities. From 1975 to retirement, he was operating head of a number of business units, including business director - Acrilan from 1989 to 1997.

      EARL N. PHILLIPS, JR. is a co-founder of First Factors Corporation, an asset-based lending firm located in High Point, North Carolina. First Factors Corporation was acquired by GE Capital in 1998, and Mr. Phillips served as chairman and chief executive officer of GE Capital First Factors until his retirement in 2000. He currently serves as president and chief executive officer of Phillips Interests, an investment and real estate development company.


Other Officers and Directors:

      ROBERT G. CULP, III is one of the founders of the company and was executive vice president and secretary until 1981 when he was elected by the board to serve as president. The board elected Mr. Culp chief operating officer in 1985, and chief executive officer in 1988. In 1990, the Board of Directors elected Mr. Culp chairman of the board. He was elected to serve as a member of the North Carolina board of First Union National Bank in 1998, and was elected to serve as a member of the board of directors of Stanley Furniture Company, Inc. in Stanleytown, Virginia in 1999. Mr. Culp also serves as a trustee of High Point University. He is the brother of Harry R. Culp and Judith
C. Walker.

      PATRICK B. FLAVIN co-founded Flavin, Blake & Co., Inc. in 1992 and is president and chief investment officer of that investment management company. He currently serves as a member of the board of directors of FastChannel Network, Inc., Renaissance, Inc., and Landmark Technology Partners, Inc., all of which are private companies. At FastChannel Network, Inc. and Renaissance, Inc., Mr. Flavin is chairman of the audit committee of the board.

      PATRICK H. NORTON joined La-Z-Boy Incorporated, a furniture manufacturing and marketing company located in Monroe, Michigan, in 1981 as senior vice president of sales and marketing. Mr. Norton served in this position until 1997 when he was elected chairman of the board of La-Z-Boy Incorporated. He currently serves as a member of the board of directors of the American Furniture Manufacturers Association.

      FRANKLIN N. SAXON has been employed by the company since 1981, serving in various capacities, including chief financial officer from 1985 to 1998. In 1998, the board elected Mr. Saxon senior vice president and president of the Culp Velvets/Prints Division. At the June 12, 2001 board meeting, he was elected executive vice president, chief financial officer and president, Culp Velvets/Prints Division.

      JUDITH CULP WALKER was a practicing attorney with Keziah, Gates and Samet in High Point, North Carolina from 1987 through 1995. She is the sister of Robert G. Culp, III. She has served previously as a director of the company from 1993 to 1996.

      KENNETH M.  LUDWIG  joined  the  company  in 1985 as  director  of
personnel.   The  board  elected  Mr.  Ludwig  vice   president,   human
resources in 1986 and senior vice president, human resources in 1996.

      RODNEY A. SMITH joined the company in 1997 as manager of the Phillips Weaving operation. The board elected Mr. Smith vice president and president, Culp Yarn Division in 1998, and senior vice president and president, Culp Yarn Division in 1999. Prior to joining the company, Mr. Smith served in management positions with various manufacturers of dobby and jacquard home furnishings fabrics, including vice president of manufacturing for Elite Textiles Ltd. from 1995 to 1996, and technical director for Hoffman Mills from 1996 to 1997.

      PHILLIP W. WILSON joined the company in October 1997 as director of logistics. Prior to joining the company, Mr. Wilson was a partner in a CPA firm since 1987. Through his partnership, he provided consulting services to the company. Additionally, Mr. Wilson was the company's internal auditor from March 1993 until he was elected to the position of vice president and chief financial officer by the board in June 1998. At the June 12, 2001 board meeting, he was elected vice president, finance and treasurer.

BOARD COMMITTEES AND ATTENDANCE

      There are four  standing  committees  of the  Board of  Directors:
Executive  Committee,  Audit  Committee,   Compensation  Committee,  and
Nominating Committee.

      The Executive Committee, the members of which are Messrs. Culp, Dunn, and Saxon, may exercise the full authority of the Board of Directors when the board is not in session, except for certain powers related to borrowing, electing certain officers, and other powers that may not lawfully be delegated to board committees.

      The Audit Committee recommends annually to the Board of Directors the appointment of the independent auditors of the company, discusses and reviews in advance the scope and the fees of the annual audit and reviews the results thereof with the independent auditors. The auditors meet with the Audit Committee to discuss audit and financial reporting issues. The committee reviews the company's significant accounting policies, major internal accounting controls, reports from the company's internal auditor, the Annual Report to shareholders, and the Annual Report on Form 10-K filed with the Securities and Exchange Commission. In addition, the committee reviews and approves all significant transactions between the company and any related party.

      Members of the Audit Committee during the fiscal year ended April 29, 2001 were Earl N. Phillips, Jr., chairman, Robert T. Davis, and Patrick B. Flavin. Mr. Davis resigned from the Board of Directors
effective  May  31,  2001.   The  current   members  of  the  committee,
appointed by the board on June 12, 2001, are H. Bruce English, Chairman, Patrick B. Flavin, and Earl N. Phillips, Jr. All members of the Audit Committee meet the independence requirement of the New York Stock Exchange, meaning that no member of the committee has any business relationship or transaction with the company, except where the company's Board of Directors has determined in its business judgment that the relationship does not interfere with the director's exercise of independent judgment.

      The Compensation Committee approves matters relating to compensation, including fringe benefits and benefit plans for management and directors of the company, and reports to the Board of Directors from time to time as to its recommendation on compensation and policies for both management and directors. The committee also administers the company's stock option plans. The members of this committee are Messrs. Norton and Flavin.

      The members of the Nominating Committee, which recommends nominees for election to the Board of Directors, during fiscal 2001 were Messrs. Culp and Norton. The nominees for election to the Board of Directors contained in this Proxy Statement have been chosen by the Nominating Committee. Recommendations from shareholders for nominees to the Board of Directors will be considered by the Nominating Committee if made in writing addressed to any member of the Nominating Committee at the company's main office. In order to be considered, such recommendations must be received at least 120 days prior to the date of the meeting at which directors are to be elected.

      During the fiscal year ended April 29, 2001, the Board of Directors had four meetings and one Consent to Action without Meeting; the Audit Committee four meetings; the Compensation Committee three meetings; and the Nominating Committee one meeting and one Consent to Action without Meeting. Each board member attended at least 75% of the aggregate number of the meetings of the Board of Directors and of the committees on which he served. Under current management practices, the Executive Committee exists mainly to act in place of the board in cases where time constraints or other considerations make it impractical to convene a meeting of the entire board or to obtain written consents from all board members. The Executive Committee held several informal meetings during fiscal 2001, and took action on two occasions by written consent. All significant management decisions requiring action by the Board of Directors were considered and acted upon by the full board.

AUDIT COMMITTEE REPORT

      The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A. As described more fully in the charter, the primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the company's financial reports and information, systems of internal controls, and accounting, auditing and financial reporting processes.

      Management has the primary responsibility for the financial statements and the reporting process. The company's independent auditors, which for the fiscal year 2001 was KPMG LLP ("KPMG"), are responsible for expressing an opinion on the conformity of the company's audited financial statements to accounting principles
generally   accepted  in  the  United  States  of  America.   The  Audit
Committee has reviewed and discussed with management and KPMG the audited financial statements as of and for the year ended April 29, 2001. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from KPMG the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the company and its management. The Audit Committee also has considered whether KPMG's provision of any information technology services or other non-audit services to the company is compatible with the concept of auditor independence.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended April 29, 2001 for filing with the Securities and Exchange Commission.

      The foregoing report has been furnished by members of the Audit
Committee.

                                    H. Bruce English, Chairman
                                    Patrick B. Flavin
                                    Earl N. Phillips, Jr.


FEES PAID TO INDEPENDENT AUDITORS

      For the fiscal year ended April 29, 2001, the aggregate fees billed to the company by KPMG LLP are as follows:

                     Audit Fees                             $  95,025
                     Financial Information Systems Design
                       And Implementation Fees                      0
                     All Other Fees                            61,835
                                                            ---------

                          Total Fees                         $156,860
                                                            =========



    PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors recommends that the shareholders ratify the board's appointment of KPMG LLP to serve as the auditors for the company for the fiscal year ending April 28, 2002. The Audit Committee recommended such appointment to the board. KPMG LLP served as the independent auditors for the company for the last eleven fiscal years. Representatives of the firm are expected to attend the Annual Meeting and will have the opportunity to make any statements they consider appropriate and to respond to shareholders' questions. If the appointment of KPMG is not ratified by the shareholders, the Board of Directors will consider whether to replace KPMG or retain the firm for the current year as the company's auditors. The proposal to ratify the appointment will be approved upon the vote of a majority of the votes cast on the proposal.

                         EXECUTIVE COMPENSATION

      Summary Compensation Table. The following table sets forth compensation paid by the company in the forms specified therein for the years ended April 29, 2001, April 30, 2000, and May 2, 1999 to (i) the chief executive officer of the company and (ii) the company's four most highly compensated executive officers other than the chief executive.

                       SUMMARY COMPENSATION TABLE
========================================================================

                                       Annual Compensation
Name and                               -------------------   Long-Term Compensation     All Other
Principal Position               Year  Salary $    Bonus $       Option Grants #      Compensation
------------------               ----  --------    -------       ---------------      ------------
                                                                                         (1)(2)
                                                                                         ------
Robert G. Culp, III              2001   405,240      -0-             18,000             82,733(3)
  Chairman of the Board and      2000   400,000     68,000            8,000             83,751
  Chief Executive Officer        1999   284,000      -0-             30,000             80,180

Howard L. Dunn, Jr.              2001   354,585      -0-             16,000             52,745(3)
  President and                  2000   350,000     59,500            5,000             58,152
  Chief Operating Officer        1999   241,000      -0-             25,000             49,480

Franklin N. Saxon                2001   227,122      -0-             10,000             87,871(4)
  Executive Vice President,      2000   225,000     33,233            3,000             46,689
  Chief Financial Officer,       1999   161,000     20,000           25,000             40,767
  and President, Culp
  Velvets/Prints Division

Kenneth M. Ludwig                2001   176,651      -0-              8,000             61,576(4)
  Senior Vice President,         2000   175,000     17,850            3,000             30,584
  Human  Resources, and          1999   134,000     15,000           20,000             25,028
  Assistant Secretary

Rodney A .Smith (5)              2001   176,009      -0-              5,000              7,641
  Senior Vice President and      2000   175,000     13,388            3,000              7,333
  President, Culp Yarn Division  1999   116,000     15,000           20,000              1,547

(1) Includes the company's matching contribution to such officers' accounts under the Employee Retirement Builder 401(k) Plan.

(2) Includes reportable interest on deferred compensation. In 2001 these amounts were $12,495 for Mr. Culp; $11,015 for Mr. Dunn; $13,039 for Mr. Saxon; $2,873 for Mr. Ludwig; and $84 for Mr. Smith.

(3) Includes annual premiums of $61,000 paid by the company for split-dollar life insurance on the life of Mr. Culp, and $31,267 for split-dollar life insurance on the life of Mr. Dunn.

(4) Includes supplemental deferred compensation payments of $66,411 to Mr. Saxon, and $51,653 to Mr. Ludwig.

(5) Mr. Smith became an executive officer of the company effective September 15, 1998.
========================================================================

      Option  Grants  Table.  The  following  table sets  forth  certain information concerning grants of stock options to the executive officers named in the Summary Compensation Table during the year ended April 29, 2001.

                                  STOCK OPTION GRANTS IN FISCAL 2001
 ===============================================================================================================
                                                                                  Potential Realizable Value at
                               % of Total                                           Assumed Annual Rates of
                                Options                      Market                 Stock Price Appreciation
                               Granted to      Exercise or  Price on                    For Option Term
                    Options   Employees in     Base Price    Date of   Expiration       -----------------
Name                Granted  Fiscal Year (%)   ($/Share)      Grant       Date          5%($)       10%($)
                    -------  ---------------   ---------    --------   ----------      ------       ------

Robert G.Culp, III   18,000       15.1            3.03        3.03       3/28/06       15,059       33,724

Howard L. Dunn, Jr.  16,000       13.4            3.03        3.03       3/28/06       13,385       29,577

Franklin N. Saxon    10,000        8.4            3.03        3.03       3/28/06        8,366       18,486

Kenneth M. Ludwig     8,000        6.7            3.03        3.03       3/28/06        6,693       14,789

Rodney A. Smith       5,000        4.2            3.03        3.03       3/28/06        4,183        9,242


==============================================================================================================

      Option Exercises and Year-End Value Table. The following table sets forth certain information concerning exercises of stock options during fiscal 2001 by the executive officers named in the Summary Compensation Table, and options held by such officers at the end of fiscal 2001.

               AGGREGATED OPTION EXERCISES IN FISCAL 2001
               AND FISCAL 2001 YEAR-END OPTION VALUES (1)
--------------------------------------------------------------------------------
                              Number of                  Value of Unexercised
                         Unexercised Options             In-the-Money Options
                        at Fiscal Year-End(#)          at Fiscal Year-End($)(2)
                     --------------------------       --------------------------
                     Exercisable   Unexercisable     Exercisable   Unexercisable
                     -----------   -------------     -----------   -------------
Robert G. Culp, III    164,500         61,000          141,220        133,310
Howard L. Dunn, Jr.     87,625         49,000           99,022        101,820
Franklin N. Saxon       38,000         35,000            -0-           58,700
Kenneth M. Ludwig       41,500         30,000           26,950         54,860
Rodney A. Smith         11,000         17,000            -0-            9,600

(1)   No options were exercised in fiscal 2001.
(2)   Closing price of company stock at April 29, 2001 was $4.95.

      Severance Protection Plan. In September 1989, the company adopted a Severance Protection Plan, which covers certain officers ("Executives") of the company. Pursuant to the Severance Protection Plan, the company and covered Executives have entered into written agreements that do not become effective except upon a change in control (as defined in such agreements) of the company. If a change in control occurs, the agreements provide that the Executive will be entitled to continued employment with the company with the same basic responsibilities and compensation as before the change in control for a period of one year. If the Executive is terminated, demoted or has his pay or benefits reduced for reasons other than good cause, or if the Executive terminates his employment voluntarily after serving nine months of the one-year employment period, the Executive is entitled to a lump sum payment equal to the Executive's base salary plus bonus during the twelve months immediately preceding the termination of employment. The plan does not prevent the company from terminating the Executive for cause at any time. The purpose of the Severance Protection Plan is to ensure the company continuity of management and the Executive continuity of employment in the event of any actual or threatened change in control of the company. The plan is not intended to alter materially the compensation and benefits a covered Executive could reasonably expect in the absence of such a change in control. As of April 29, 2001, the company's potential obligation pursuant to the Severance Protection Plan was $1,294,973, which is the amount that would be expended by the company under the Plan if all of the designated executives were terminated or otherwise entitled to benefits after a change in control of the company.


COMPENSATION OF DIRECTORS

       Directors who are also employees of the company do not receive additional compensation for service as directors. Non-employee directors receive $15,000 per year for participation as a member of the Board of Directors; $5,000, $3,000, and $2,000 per year for serving on the Audit Committee, Compensation Committee and Nominating Committee, respectively; and an annual stock option grant of 1,875 shares. In support of the company's cost reduction initiatives, the board unanimously elected to lower non-employee director fees to $12,750 for fiscal 2002, and to $4,250, $2,550, and $1,700 for fiscal 2002 for serving on the Audit Committee, Compensation Committee and Nominating Committee, respectively.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Compensation Committee, both of whom are non-employee directors, are Patrick H. Norton, Chairman, and Patrick B. Flavin. No member of the Compensation Committee serves on the compensation committee of another corporation that has a business relationship with the company. Mr. Norton is chairman of the board of La-Z-Boy Incorporated, and the company had sales of approximately $45.2 million, 11.0% of the company's net sales, to La-Z-Boy Incorporated in fiscal 2001.


COMPENSATION COMMITTEE REPORT

      The following is a report of the Compensation Committee on compensation of executive officers for the fiscal year ended April 29, 2001.

      The Compensation Committee has traditionally based compensation for the company's executive officers on three primary factors: (1) compensation paid to executive officers at comparable firms in the company's industry, (2) the individual executive's performance and contribution to the company, and (3) the financial performance of the company. In general, the committee has set base salaries for executives relying most heavily on the first two factors mentioned above, and has linked executive compensation to the third factor, the company's financial performance, through (a) incentive cash bonuses that are based on the annual financial results of the company and (b) periodic grants of stock options to executive officers. These basic policies were continued during fiscal 2001.

      As it has done in each of the past several years, the committee reviewed published proxy information for firms in the company's industry, including many of the companies included in the Performance Comparison data in the table below. Based upon this review and based on general knowledge of the industry, the committee had concluded in recent years that the base salaries paid to the company's executive officers have been significantly below those generally prevailing in the company's industry and for other manufacturing companies of similar size. For this reason, in prior recent years a larger portion of the compensation paid to the company's executives had been based on incentive compensation (cash bonuses and stock options) that is dependent upon the company's financial results. During the past several years, the committee had become concerned that the proportion of executive compensation represented by incentive compensation was too large and that the company would not be able to retain key employees unless compensation was adjusted to bring salaries and other cash compensation paid to executive officers more in line with industry standards. As discussed in the committee's 2000 report, an effort was made during fiscal 2000 to increase the proportion of total compensation represented by base salary and to bring cash compensation closer to that paid at comparable companies, by granting significant increases in salary to the company's executives, including the Chief Executive Officer. The committee believes that, even after the increases in salary that became effective during fiscal 2000, total cash compensation paid to the company's executives remained generally lower than comparable compensation paid to many or most executives in the company's industry. This is especially true of the company's Chief Executive Officer.

      During fiscal 2001, annual increases in base salaries for the company's officers were made in August 2000. The average salary increase for the executives in the Summary Compensation Table was 3.6%, and the percentage increase for the Chief Executive Officer was 4%. In February of 2001, base salaries for the company's executive officers were reduced by 6.5% as part of the company's firmwide cost reduction efforts. The net effect was the relatively small (less than 2%) increases in executive salaries for the full year reflected in the Summary Compensation Table.

      Under the company's Management Incentive Plan, certain executives and key associates (including those in the Summary Compensation Table) are selected by the Compensation Committee (based on management recommendations) to receive annual cash bonuses based on the company's financial results. The Compensation Committee (based on the recommendations of management) sets performance targets for the company in terms of financial measurements judged by the committee to be relevant indicators of management and corporate performance. Cash bonuses are then awarded to the executives participating in the plan pursuant to a formula that pays a percentage of the maximum bonus award established by the committee for each participating executive based upon the percentages of the performance targets the company achieves in a fiscal year. The cash bonuses shown in the Summary Compensation Table for 1999 and 2000 were paid under this plan. No bonuses were paid under the plan in 2001 because the company did not experience positive net earnings for the year, which was the financial measurement target under the Management Incentive Plan for fiscal 2001.

      The committee maintains a policy of providing incentives for executives to promote the creation of shareholder value, so that executive officers' long-term interests will be aligned with those of the company's shareholders. To that end, the committee periodically approves the grant of stock options to executive officers under the company's stock option plans. The Compensation Committee believes that the company's option plans have been successful in helping the company attract and retain skilled management to focus on efforts to increase the company's earnings and returns for its shareholders.

      Periodic grants of incentive stock options are made to the executive officers and selected other employees under the company's Incentive Stock Option Plan, which was adopted by the company and approved by the company's shareholders in 1993. These options are granted at exercise prices equal to the fair market value of the underlying shares at the time the option is granted.

      In addition to the Incentive Stock Option Plan, the company adopted two Performance-Based Option Plans under which options were granted to senior management with exercise prices significantly below fair market value of the underlying shares, but which do not become exercisable unless the company achieves certain growth rates in its earnings or until approximately nine years after grant. The purpose of these plans is to provide incentive to senior management to maximize the company's earnings potential and to make a significant portion of executive compensation contingent on meeting earnings targets. In 1994, the company adopted (and the shareholders subsequently approved) the 1994 Performance-Based Option Plan, which provided for the one-time grant to executives of options that could become exercisable after the announcement of earnings for fiscal 1997 only if the company met a targeted compound growth rate of 13% over that three-year period (otherwise these options would not become exercisable until January 1,
2003). The company's reported earnings for fiscal 1997 were at a level that allowed the options to become exercisable in May of 1997, and represented a compound growth rate of 20% for the three years which ended April 27, 1997. In 1997, the company adopted (and the shareholders approved) the 1997 Performance-Based Option Plan. This plan is similar in concept to the 1994 Performance-Based Option Plan, in that it provided for the one-time grant to executives of options that could become exercisable if the company's earnings reached a specific target by the end of fiscal 1999. Otherwise, the options do not become exercisable until January 1, 2006. The earnings target under the 1997 Performance-Based Option Plan was not met, and thus the options under this plan will not become exercisable until January 1, 2006.

      The Compensation Committee approved grants of stock options to certain officers and employees under the Incentive Stock Option Plan during fiscal 2001 to increase the opportunity of these employees to participate in the growth of the company and the value of its stock. The specific levels of options granted generally reflected the level of responsibility of the employees and officers receiving the option awards and the committee's judgment about the direct link between the employee's performance and decisions and the company's financial results. For that reason, more senior officers received larger awards, and the President and the Chief Executive Officer each received a significantly larger award than other officers did.

      A supplemental deferred compensation plan was adopted during fiscal 1998 for two of the company's Senior Vice Presidents. This plan provides for additional deferred compensation payments for the benefit of the specified Senior Vice Presidents in the amount of fifteen percent of such officers' base salary for the fiscal year. The committee adopted this plan for the specified officers in lieu of providing split dollar life insurance plans such as those provided for the Chief Executive Officer and the President, as discussed below.

      The compensation for the Chief Executive Officer is determined under the same policies and practices used for all of the company's executive officers, as discussed above. In addition, the company has provided a split-dollar life insurance plan for the Chief Executive Officer for many years; this program was continued in fiscal 2001 and now includes a split-dollar life insurance plan for the President. The committee believes this type of plan provides a cost-effective means of providing this benefit, since the company expects to recover the cost of premium payments on the plan from the cash value of proceeds of the insurance policy.

      The foregoing report has been furnished by the members of the Compensation Committee.


                          Patrick H. Norton, Chairman
                          Patrick B. Flavin

                         PERFORMANCE COMPARISON

      The following graph shows changes over the five-year period ended April 29, 2001 in the value of $100 invested in (1) the Common Stock of the company, (2) the New York Stock Exchange Market Index, and (3) the Textile Manufacturing Index reported by Media General Financial Services, Richmond, Virginia, consisting of forty (40) companies (including the company) in the textile industry. The graph shows year-end values for an investment in each of the three investments described, assuming the reinvestment of dividends and excluding any trading commissions or taxes.



                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                                AMONG CULP, INC.,
                      NYSE MARKET INDEX AND MG GROUP INDEX

     (Performance Graph appears here. See table below for plot points.)

                         1996      1997      1998     1999      2000      2001
                         ----      ----      ----     ----      ----      ----
      Culp, Inc.         100       139       150       66        48        40
      NYSE               100       120       170      190       195       194
      MG Group Index     100       123       146       92        65        58

                    ASSUMES $100 INVESTED ON APRIL 28, 1996
                          ASSUMES DIVIDENDS REINVESTED
                        FISCAL YEAR ENDED APRIL 29,2001

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Lease  Transactions.  During fiscal 2001,  the company  leased two
(2) industrial facilities from partnerships owned by certain of the company's executive officers, directors, principal shareholders and members of their immediate families. Principals of these related entities include Robert G. Culp, III, Judith C. Walker (sister of Robert G. Culp, III and a director), and Harry R. Culp (brother of
Robert G. Culp, III). These facilities contain a total of 340,000 square feet of floor space. The company also leases its headquarters office space (40,128 square feet) from Phillips Interests. Earl N. Phillips, Jr. is the president and chief executive officer of Phillips Interests, and a director of the company.

      The initial terms of the leases described above generally range from five to ten years, with one or more five-year renewal options. Base rent per year for the leased industrial facilities ranges from $1.98 to $2.32 per square foot. The leases typically prohibit assignment or subletting without the lessor's consent but such consent may not be unreasonably withheld. The lessor is generally responsible for maintenance only of roof and structural portions of the leased facilities. The industrial facilities are leased on a "triple net" basis, with the company responsible for payment of all property taxes, insurance premiums and maintenance, other than structural maintenance. The company believes that at the time the leases and any lease renewals were executed the terms of all such leases were no less favorable to the company than could have been obtained in arms-length transactions with unaffiliated persons. The company received independent appraisals to this effect with respect to the industrial facility leases. At the time the company entered into the initial lease with Phillips Interests (January 19, 1990), Mr. Phillips was not a director of the company. Related party leases and amendments thereto are approved by the Audit Committee and are reviewed annually by the Audit Committee. The total amounts of rent paid by the company under the industrial facilities and office leases during fiscal 2001 were approximately $695,000 and $562,000, respectively.

      Other Transactions. In 1998, the company purchased a business from a group of individuals that included Robert T. Davis, who served on the company's Board of Directors from 1998 until May 31, 2001. As part of the purchase agreement, the former owners of the business, including Mr. Davis, agreed to indemnify the company for costs associated with certain environmental clean up costs for contamination that had been identified at one of the manufacturing facilities included in the business. The company expended approximately $130,000 to address the environmental issues at the identified site, and limited monitoring expenses are expected in the future. The former owners of the site disputed the necessity of all of these expenditures and the extent of their liability to the company. In May of 2001, the company accepted $90,000 from the former owners of this facility in full settlement of the indemnification liability, and the parties executed mutual releases.

      Certain Business Relationships. The company had sales of approximately $45.2 million, 11.0% of the company's net sales, to La-Z-Boy Incorporated in fiscal 2001. Patrick H. Norton, a director
of  the   company,   serves  as   chairman  of  the  board  of  La-Z-Boy
Incorporated.

        SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors, its executive officers, any persons who hold more than ten percent of the company's common stock and certain trusts (collectively, "insiders") to report their holdings of and transactions in the company's Common Stock to the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established, and the company is required to disclose in this proxy statement any late filings and any failures to file that have occurred since April 30, 2000. Insiders must file three types of ownership reports with the SEC: initial ownership reports, change-in-ownership reports and year-end reports. Under the SEC's rules, insiders must furnish the company with copies of all Section 16(a) reports that they file. Based solely on a review of copies of these reports and on written representations the company has received, the company believes that since April 30, 2000, its insiders have complied with all applicable Section 16(a) reporting requirements, except Howard L. Dunn, Jr. failed to report one purchase of shares on a timely basis, which transaction was subsequently reported.

========================================================================

                  YOUR DIRECTORS RECOMMEND VOTES "FOR"

- THE RESOLUTION TO FIX THE NUMBER OF DIRECTORS CONSTITUTING THE ENTIRE BOARD AT NINE (9)

-  THE  THREE NOMINEES FOR DIRECTOR

-  THE RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY'S
   INDEPENDENT AUDITORS FOR FISCAL 2002

                 SHAREHOLDER PROPOSALS FOR 2002 MEETING

       Shareholders may submit proposals appropriate for shareholder action at the company's Annual Meeting consistent with the regulations of the Securities and Exchange Commission and the company's bylaws. The nominees named in this Proxy Statement are those chosen by the Nominating Committee of the Board of Directors. Nominations may also be made by shareholders in accordance with the company's bylaws. The bylaws require that such nominations be received by the company at least 120 days prior to the Annual Meeting and shall include certain biographical and other information about the persons nominated as specified in the bylaws. For shareholder proposals and nominations for director to be considered for inclusion in the Proxy Statement for the 2002 Annual Meeting, the company must receive them no later than April 28, 2002. Such proposals should be directed to Culp, Inc., Attention:
Franklin N. Saxon, Executive Vice President and Chief Financial Officer, 101 South Main Street, Post Office Box 2686, High Point, North Carolina 27261.

                              OTHER MATTERS

       The company's management is not aware of any matter that may be presented for action at the Annual Meeting other than the matters set forth herein. Should any matters requiring a vote of the shareholders arise, it is intended that the accompanying proxy will be voted in respect thereof in accordance with the best judgment of the person or persons named in the proxy, discretionary authority to do so being included in the proxy.

                                  By Order of the Board of Directors,


                             /s/  Franklin N. Saxon
                                  -----------------
                                  FRANKLIN N. SAXON
                                  Executive Vice President and
                                  Chief Financial Officer


--------------------------------------------------------------------------------



       THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE ANNUAL MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES OF THE COMPANY, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S 2001 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES THERETO. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO CULP, INC., ATTENTION:
KATHY J. HARDY, CORPORATE SECRETARY, 101 SOUTH MAIN STREET, P. O. BOX 2686, HIGH POINT, NORTH CAROLINA 27261.

                                                              Appendix A

                                   CULP, INC.

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I.    PURPOSE

     The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors of Culp, Inc., (the "Corporation") in fulfilling its oversight responsibilities by reviewing (a) the financial reports and other financial information provided by the Corporation to any governmental body or the public, (b) the Corporation's systems of internal controls regarding finance and accounting, and (c) the Corporation's accounting, auditing, and financial reporting processes generally. The Committee's primary responsibilities are to:

 - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

 - Review and appraise the audit performance of the Corporation's independent accountants and internal audit.

 - Provide an open avenue of communication among the independent accountants, the internal audit, financial and senior management and the Board of Directors.

     While the Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Committee to conduct investigations, to resolve any disagreements among management and the independent accountants or to assure compliance with laws and regulations. In determining whether to recommend the inclusion of the Corporation's audited financial statements in the annual report of the Corporation, the Committee is free to rely on statements made by, and information obtained from, management and the independent accountants.

II.   COMPOSITION

      The Committee shall be comprised of three or more directors as appointed by the Board, each of whom shall be an independent director (based on criteria set forth in New York Stock Exchange rules), free from any relationship that would interfere with the exercise of independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices and have the ability to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

      Unless the Board appoints a Chairman of the Committee, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

III.  MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee may ask members of management or others to attend any meeting and provide information or advice as needed. As part of its responsibility to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believes should be discussed privately.

IV.   ACTIVITIES

      To fulfill its responsibilities and duties the Committee shall:

Review of Documents and Reports; Audit Committee Report
-------------------------------------------------------

      1. Review this Charter at least annually and recommend its revision by the Board, as conditions require.

      2. Review the Corporation's annual financial statements and reports or other financial information submitted to any governmental body or the public, including any certification, report, opinion, or review by the independent accountants.

      3. Review the regular reports to management prepared by the internal auditors and by the independent accountants, and management's response.

      4. Review with management and the independent accountants the Corporation's quarterly financial statements prior to the release of earnings, and also review if and to the extent review is deemed appropriate the Form 10-Q prior to its filing. The Chairman of the Committee may represent the entire Committee for this purpose.

      5. Have the authority to retain special legal, accounting or other consultants to advise the Committee, and otherwise to seek information or advice in any manner it deems appropriate.

      6. Provide a report to be included in each proxy statement of the Corporation, which report shall include the name of each Committee member and shall:

           a. State whether the Committee has reviewed and discussed the audited financial statements with management;

           b. Represent that the Committee has discussed the conduct of the audit with the independent auditors;

           c. Represent that the Committee has received the written disclosures and the letter from the independent accountants required by Standard No. 1 of the Independence Standards Board; and


           d. State whether, based on a review of the audited financial statements and discussions with the independent auditors, the Committee recommended that the financial statements be included in the annual report for filing with the Securities and Exchange Commission.

Independent Accountants
-----------------------

      7. Recommend to the Board the selection of the independent accountants, considering independence and effectiveness, and review and approve the audit plan for each fiscal year, including the scope of the proposed audit and the fees and other compensation to be paid to the independent accountants therefor.

      8. Review and discuss at least annually with the accountants all significant relationships the accountants have with the Corporation and others in order to determine the accountants' independence.

      9. Review the performance of the independent accountants on an annual basis, and recommend to the Board any proposed change with respect to the independent accountants if and when circumstances warrant.

      10. Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the Corporation's financial statements.

      11. Review any major non-audit services that have been provided by the independent auditors and the fees therefor in order to insure that those services have not and will not affect the independence of the independent auditors.

Financial Reporting Processes
-----------------------------

      12. In consultation with the independent accountants, review the integrity and adequacy of the Corporation's financial reporting processes, both internal and external.

      13. Discuss with the independent accountants their judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

      14. Consider and review with the independent accountants any significant findings and recommendations of those accountants, together with management's responses thereto.

      15. Consider, and approve if appropriate, any major changes to the Corporation's auditing and accounting principles and practices suggested by the independent accountants or management.

Process Improvement
-------------------

      16. Facilitate the reporting to the Committee by both management and the independent accountants of any significant judgments made in management's preparation of the financial statements and the view of management and the accountants as to the appropriateness of such judgments.

      17. After completion of the annual audit, review with each of management, the independent auditors, and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

      18. Review any significant disagreement between management and the independent accountants in connection with the preparation of the financial statements.

      19. Review with the independent accountants and management the extent to which any changes or improvements in financial or accounting practices that have been approved by the Committee have been implemented.

Miscellaneous
-------------

      20. Review and approve matters related to the internal audit function, including the scope of and changes in its plan, and the activities, organizational structure, resources and qualifications of the internal auditors.

      21. At each meeting of the Board of Directors, report any Committee activities since the last directors' meeting and make such recommendations as the Committee deems appropriate.

      22. Approve any letter to be included in the Corporation's annual report or proxy statement that describes the Committee's composition and responsibilities and how they were discharged.

      23. With regard to members of the Board of Directors, review potential conflicts of interest and related party transactions.

     24. Perform any other activities consistent with this Charter, the Corporation's bylaws and governing law that the Committee or the Board of Directors may deem necessary or appropriate.

 [X ] PLEASE MARK VOTES
      AS IN THIS EXAMPLE


----------------------------------                                                    For          Against     Abstain
                                    1.  PROPOSAL to fix  the number  of  directors    [  ]          [  ]       [  ]
           CULP, INC.                   constituting the entire board at nine (9).


----------------------------------
                                    2.  ELECTION OF DIRECTORS:                       For All        With-      For All
CONTROL NUMBER:                                                                      Nominees       hold        Except
RECORD DATE SHARES:                             (01) Howard L. Dunn, Jr.              [  ]          [  ]       [  ]
                                                (02) H. Bruce English
                                                (03) Earl N. Phillips, Jr.

                                    NOTE:  If you do not wish your shares voted "For" a particular nominee, mark the "For
                                    All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).


                                                                                       For         Against     Abstain
                                    3.  PROPOSAL to  ratify the appointment of KPMG    [  ]           [  ]       [  ]
                                        LLP as the company's independent auditors
                                        for fiscal 2002.

                                    4.  In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

Be sure to sign and date this
Proxy.                    Date
----------------------------------
                                        Mark box at right if an address change or comment has been noted         [  ]
                                        on the reverse side of this card.

----------------------------------
Shareholder sign here    Co-owner sign here

DETACH CARD                                                          DETACH CARD

PROXY                              CULP, INC.                             PROXY

                      This Proxy is Solicited on Behalf of
                             the Board of Directors

The undersigned hereby appoints Robert G. Culp, III, Kathy J. Hardy and Franklin
N. Saxon, and each of them, attorneys and proxies with full power of substitution, to act and vote as designated below the shares of common stock of Culp, Inc. held of record by the undersigned on July 23, 2001 at the Annual Meeting of Shareholders to be held on September 25, 2001 or any adjournment or adjournments thereof.

This proxy will be voted as directed herein. If no direction is made, this proxy will be voted for the adoption of the resolution fixing the number of directors constituting the entire board at nine (9) in proposal 1; for the nominees listed in proposal 2; and for the ratification of appointment of KPMG LLP as independent auditors in proposal 3. If, at or before the time of the meeting, any of the nominees listed above has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees.

--------------------------------------------------------------------------------
          PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN
                             THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(Please sign exactly as name appears on this card. If signing as attorney, administrator, executor, guardian, or trustee, please give such title. If signing on behalf of a corporation, please give name and title of authorized officer signing.)


--------------------------------------------------------------------------------


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